UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2014

FRANKLIN CREDIT MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-54781	75-2243266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Hudson Street Jersey City, New Jersey (Address of Principal Executive Offices)	07302 (Zip Code)

Registrant’s telephone number, including area code: (201) 604-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported on a Current Report on Form 8-K filed by the Company on October 16, 2013, Franklin Credit Management Corporation (“FCRM” or the “Company”) and Thomas J. Axon, Chairman, President and majority stockholder of Franklin Credit Management Corporation, on October 11, 2013 entered into a capital contribution agreement (the “Agreement”), effective September 30, 2013, to increase the net worth and liquidity of the Company.

Pursuant to and under the terms of the Agreement, Mr. Axon is entitled to one share of non-transferrable restricted Series A Convertible Preferred Stock (“Preferred Stock”) of the Company, par value $0.001, for every $2 the Company receives in capital contributions made by Mr. Axon. An aggregate of 2,050,000 shares of Preferred Stock is reserved for issuance under the terms of the Agreement.

As of August 19, 2014, Mr. Axon had been issued a total of 2,050,000 shares of Preferred Stock, which he had purchased from the Company for $4,100,000, under the terms of the Agreement. Each share of Preferred Stock (a) carries a cumulative dividend rate of 7% per annum, to be paid if and as declared by FCRM’s board of directors or as otherwise provided under the Agreement, in preference to any payment of any dividend on the common stock of the Company; and (b) has no liquidation preference. The accrued and unpaid dividends on the Preferred Stock as of the date of this report, which remain an obligation of the Company to Mr. Axon, total approximately $121,000.

On September 12, 2014, Mr. Axon exercised his irrevocable and exclusive option under the Agreement to exchange his 2,050,000 shares of Preferred Stock for all right, title and interest of the Company in a certain residential apartment and a commercial condominium unit, both of which are located in the borough of Manhattan in the city of New York (the “Real Estate”). The net book value of the Real Estate as of the date of this report is approximately $320,149. On the same day, the Company conveyed to Mr. Axon by recordable quitclaim deeds the fee simple interests in the Real Estate, with the commercial condominium unit conveyed subject to a particular non-recourse mortgage the company had pledged as collateral in favor of a third party. The Company will recognize a pre-tax gain in connection with this transaction.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.01 above for a description of the exchange of unregistered Preferred Stock for the Real Estate.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. Not applicable
(b)	Pro Forma Financial Information. Not applicable
(c)	Shell Company transactions. Not applicable
(d)	Exhibits:

Exhibit No.	Description

10.1	Capital Contribution Agreement between Thomas J. Axon, individually, and the Registrant, dated October 11, 2013. Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 16, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Franklin Credit Management Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2014

FRANKLIN CREDIT MANAGEMENT CORPORATION

By:	/s/ Kevin P. Gildea
Name:	Kevin P. Gildea
Title:	EVP, Chief Legal Officer & Secretary